NEWS RELEASE October 28, 2026 CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
DXP ENTERPRISES, INC. ANNOUNCES NEW SHARE REPURCHASE PROGRAM

Houston, TX, -- October 28, 2026 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that its Board of Directors authorized a new stock repurchase program under which up to $150.0 million or 1.0 million shares of its outstanding common stock may be acquired in the open market over the next 24 months at the discretion of management (collectively, the “Repurchase Plan”). The previous stock repurchase program, which authorized the repurchase of up to $85.0 million or 2.5 million shares of common stock, concluded in August 2026.

The shares under the new Repurchase Plan may be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, depending upon market conditions. There is no guarantee as to the exact number of shares that will be repurchased, and DXP may discontinue the Repurchase Plan at any time management determines additional purchases are not warranted. As of June 30, 2026, DXP Enterprises, Inc. had approximately 16.4 million diluted weighted average shares outstanding.

David R. Little, Chairman and Chief Executive Officer commented, "DXP’s strong momentum reflects the progress we have made in building a more diversified, resilient, and higher-performing business. Our balanced end markets, organic growth, successful acquisitions, and consistent execution give us confidence in DXP’s long-term outlook. The Board’s authorization of this new share repurchase program reflects that confidence and provides another opportunity to create value for our shareholders. We will remain disciplined and opportunistic, investing in our people and businesses, pursuing strategic acquisitions, and repurchasing shares when we believe doing so represents an attractive use of capital."

Kent Yee, Chief Financial Officer commented, "Our share repurchase program demonstrates the confidence we have in our future and as an explicit part of our capital allocation and price versus value creation. This new share repurchase program preserves the flexibility that is central to our disciplined capital-allocation strategy. DXP’s earnings growth, cash-generation capabilities, and strong liquidity position allow us to invest in organic growth, execute strategic acquisitions, maintain a prudent capital structure, and return capital to shareholders. We will evaluate repurchases against our other investment opportunities and act when market conditions and the expected return make them an attractive use of capital. The program underscores our confidence in DXP’s outlook while maintaining the financial capacity to support continued growth."

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include but are not limited to; ability to obtain needed capital, dependence on existing management, leverage, and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.